Exhibit 99.2

First Priority Financial Corp.

2 West Liberty Boulevard, Suite 104

Malvern, Pennsylvania 19355

The undersigned shareholder of First Priority Financial Corp. (“First Priority”) hereby constitutes and appoints [●], [●] and [●] as attorney, agent and proxy with full power of substitution, to vote as proxy the number of shares of common stock of First Priority (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of First Priority to be held at [●], local time, at [●], on [●], and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated [●], timely receipt of which are hereby acknowledged. Only shareholders of record on [●] are entitled to vote their shares of Common Stock at the Special Meeting.

This Proxy may be revoked at any time before it is exercised at the Special Meeting.

The Board of Directors of First Priority unanimously recommends a vote “FOR” the proposals listed below. Such vote is hereby solicited on behalf of the Board of Directors.

1.	APPROVAL OF THE MERGER PROPOSAL. To approve and adopt the Agreement and Plan of Merger, dated as of January 16, 2018, by and between Mid Penn Bancorp, Inc. (“Mid Penn”) and First Priority, which provides for, among other things, the merger of First Priority with and into Mid Penn.

☐ FOR                             ☐ AGAINST                             ☐ ABSTAIN

2.	APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve a proposal to authorize the board of directors of Mid Penn to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.

☐ FOR                             ☐ AGAINST                             ☐ ABSTAIN

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR the proposals listed above. If any other proposal is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Signature	Date	Signature (Joint Owners)	Date

Print Name		Print Name

Please sign as your name appears on this card. Only one shareholder needs to sign in the case of joint ownership. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.